EXHIBIT 4.1

                             AMENDED AND RESTATED

                                LOAN AGREEMENT

                                    BETWEEN

                              COMERICA BANK-TEXAS

                                      AND

                            HENLEY HEALTHCARE, INC.

                                     DATED

                                 JUNE 30, 1997
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                               TABLE OF CONTENTS
                                                                          PAGE

SECTION 1.  DEFINITIONS......................................................1
            1.1.    DEFINED TERMS............................................1
            1.2.    ACCOUNTING TERMS........................................16
            1.3.    SINGULAR AND PLURAL.....................................16

SECTION 2.  LOANS, INTEREST AND FEES........................................16
      2.1.  LOANS...........................................................16
            2.1.1.  REVOLVING LOANS.........................................16
      2.2.  BORROWING PROCEDURES............................................16
            2.2.1.  NOTICE..................................................16
            2.2.2.  BANK OBLIGATIONS........................................16
      2.3.  NOTES...........................................................17
            2.3.1.  REVOLVING NOTE..........................................17
            2.3.2.  TERM NOTE A.............................................17
            2.3.3.  TERM NOTE B.............................................17
      2.4.  INTEREST; PAYMENTS..............................................17
            2.4.1.  REVOLVING NOTE..........................................17
            2.4.2.  TERM NOTE A.............................................18
            2.4.3.  TERM NOTE B.............................................18
            2.4.4.  TERM NOTE B ANNUAL CALL PROVISIONS......................18
      2.5.  MAXIMUM RATE....................................................18
      2.6.  FEES............................................................20
      2.7.  BASIS OF COMPUTATION............................................20
      2.8.  MANDATORY PREPAYMENTS...........................................21
      2.9.  BASIS OF PAYMENTS; APPLICATION..................................21

SECTION 3.   SECURITY.......................................................21

SECTION 4.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK.....................21
      4.1.  CONDITIONS TO FIRST DISBURSEMENT................................21
            4.1.1.  DOCUMENTS EXECUTED AND FILED............................21
            4.1.2.  BORROWING AUTHORIZATIONS................................22
            4.1.3.  CERTIFIED ARTICLES AND BYLAWS...........................22
            4.1.4.  CERTIFICATES OF EXISTENCE, GOOD STANDING AND
                    QUALIFICATION...........................................22
            4.1.5.  UCC, PATENT AND TRADEMARK LIEN SEARCHES.................22
            4.1.6.  HAZARD INSURANCE........................................22
            4.1.7.  PURCHASE AGREEMENT AND SUBORDINATED DEBT DOCUMENTS......23

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            4.1.8.  APPROVAL OF BANK COUNSEL................................23
            4.1.9.  FINANCIAL STATEMENTS....................................23
            4.1.10. OTHER INFORMATION AND DOCUMENTATION.....................23
      4.2.  CONDITIONS TO ALL DISBURSEMENTS AND ISSUANCES...................23
            4.2.1.  CERTIFICATE.............................................23
            4.2.2.  LETTERS OF CREDIT.......................................23
            4.2.3.  BANK SATISFACTION.......................................24

SECTION 5.  WARRANTIES AND REPRESENTATIONS..................................24
      5.1.  CORPORATE EXISTENCE AND POWER...................................24
      5.2.  AUTHORIZATION AND APPROVALS.....................................24
      5.3.  VALID AND BINDING AGREEMENT.....................................25
      5.4.  ACTIONS, SUITS OR PROCEEDINGS...................................25
      5.5.  SUBSIDIARIES....................................................25
      5.6.  NO LIENS, PLEDGES, MORTGAGES OR SECURITY INTERESTS..............25
      5.7.  ACCOUNTING PRINCIPLES...........................................25
      5.8.  NO ADVERSE CHANGES..............................................25
      5.9.  CONDITIONS PRECEDENT............................................25
      5.10. TAXES...........................................................25
      5.11. COMPLIANCE WITH LAWS............................................26
      5.12. INDEBTEDNESS....................................................26
      5.13. MATERIAL AGREEMENTS.............................................26
      5.14. MARGIN STOCK....................................................26
      5.15. PENSION FUNDING.................................................26
      5.16. MISREPRESENTATION...............................................27
      5.17. BORROWING BASE COMPONENTS.......................................27
      5.18. ASSUMED NAMES; OTHER NAMES......................................29

SECTION 6.  AFFIRMATIVE COVENANTS...........................................29
      6.1.  FINANCIAL AND OTHER INFORMATION.................................29
            6.1.1.  ANNUAL FINANCIAL REPORTS................................29
            6.1.2.  MONTHLY FINANCIAL STATEMENTS............................30
            6.1.3.  NO DEFAULT CERTIFICATE..................................30
            6.1.4.  AGING AND BORROWING BASE CERTIFICATE....................30
            6.1.5.  SEC REPORTS.............................................31
            6.1.6.  INVENTORY NOT IN WAREHOUSE..............................31
            6.1.7.  ADVERSE EVENTS..........................................31
            6.1.8.  MANAGEMENT LETTERS......................................31
            6.1.9.  AUDITS..................................................31
            6.1.10. TAX RETURNS.............................................31
            6.1.11. OTHER INFORMATION AS REQUESTED..........................31
      6.2.  INSURANCE.......................................................32

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      6.3.  TAXES...........................................................32
      6.4.  MAINTAIN CORPORATION AND BUSINESS...............................32
      6.5.  MAINTAIN EFFECTIVE TANGIBLE NET WORTH...........................33
      6.6.  MAINTAIN LEVERAGE RATIO.........................................33
      6.7.  FIXED CHARGE COVERAGE RATIO.....................................33
      6.8.  CURRENT RATIO...................................................33
      6.9.  ERISA...........................................................33
      6.10. USE OF LOAN PROCEEDS............................................33
      6.11. KEY AGREEMENTS..................................................33
      6.12. LOCKBOX DEPOSITS................................................33
      6.13. NOTICE OF EVENTS................................................33
      6.14. TITLE INSURANCE POLICY..........................................34
      6.15. CERTIFICATE OF TITLE............................................34
      6.16. CERTIFICATES OF GOOD STANDING AND QUALIFICATION.................34
      6.17. EQUIPMENT AUDITS................................................34
      6.18. REAL ESTATE AUDITS..............................................34
      6.19. ADDITIONAL GUARANTIES AND SECURITY..............................35

SECTION 7.  NEGATIVE COVENANTS..............................................36
      7.1.  CAPITAL EXPENDITURES; FDA EXPENDITURES..........................36
      7.2.  STOCK ACQUISITION...............................................36
      7.3.  LIENS AND ENCUMBRANCES..........................................36
      7.4.  INDEBTEDNESS....................................................36
      7.5.  EXTENSION OF CREDIT.............................................36
      7.6.  GUARANTEE OBLIGATIONS...........................................37
      7.7.  SUBORDINATE INDEBTEDNESS........................................37
      7.8.  PROPERTY TRANSFER, MERGER AND FORMATION OF SUBSIDIARIES.........37
      7.9.  ................................................................37
      ACQUIRE SECURITIES....................................................37
      7.10. PENSION PLANS...................................................37
      7.11. MISREPRESENTATION...............................................38
      7.12. MARGIN STOCK....................................................38
      7.13. COMPLIANCE WITH ENVIRONMENTAL LAWS..............................38
      7.14. DIVIDENDS.......................................................38
      7.15. PURCHASE AGREEMENT; SUBORDINATED DEBT DOCUMENTS.................38

SECTION 8.  EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.......38
      8.1.  EVENTS OF DEFAULT...............................................38
            8.1.1.  FAILURE TO PAY MONIES DUE...............................38
            8.1.2.  MISREPRESENTATION.......................................39
            8.1.3.  NONCOMPLIANCE WITH BANK AGREEMENTS......................39

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            8.1.4.  OTHER DEFAULTS..........................................39
            8.1.5.  JUDGMENTS...............................................39
            8.1.6.  BUSINESS SUSPENSION, BANKRUPTCY, ETC....................39
            8.1.7.  CHANGE OF CONTROL OR MANAGEMENT.........................39
            8.1.8.  INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE/BENEFIT
                    PLAN(S).................................................40
            8.1.9.  OCCURRENCE OF CERTAIN REPORTABLE EVENTS.................40
            8.1.10.  LOSS OR DAMAGE.........................................40
            8.1.11.  ADVERSE CHANGE.........................................40
            8.1.12.  PBGC...................................................40
      8.2.  REMEDIES........................................................40
      8.3.  APPLICATION OF PROCEEDS.........................................41
      8.4.  CUMULATIVE REMEDIES.............................................41

SECTION 9.  MISCELLANEOUS...................................................41
            9.1.    INDEPENDENT RIGHTS......................................41
            9.2.    COVENANT INDEPENDENCE...................................41
            9.3.    WAIVERS AND AMENDMENTS..................................41
            9.4.    GOVERNING LAW...........................................42
            9.5.    SURVIVAL OF WARRANTIES, ETC.............................42
            9.6.    ATTORNEYS' FEES.........................................42
            9.7.    PAYMENTS ON SATURDAYS, ETC..............................42
            9.8.    BINDING EFFECT..........................................42
            9.9.    MAINTENANCE OF RECORDS..................................42
            9.10.   NOTICES.................................................42
            9.11.   COUNTERPARTS............................................43
            9.12.   HEADINGS................................................43
            9.13.   CAPITAL ADEQUACY........................................43
            9.14.   COSTS AND ATTORNEYS' FEES...............................43
            9.15.   GENDER..................................................44
            9.16.   JOINT AND SEVERAL OBLIGATIONS...........................44
            9.17.   SEVERABILITY OF PROVISIONS..............................44
            9.18.   ASSIGNMENT..............................................45
            9.19.   WAIVER OF JURY TRIAL....................................45
            9.20.   AMENDED AND RESTATED LOAN AGREEMENT; WAIVER OF DEFAULTS.45

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                      AMENDED AND RESTATED LOAN AGREEMENT


      THIS AMENDED AND RESTATED LOAN AGREEMENT is made and delivered this 30th day of June, 1997, by and between HENLEY HEALTHCARE, INC., a Texas corporation, and COMERICA BANK-TEXAS, a Texas banking corporation.

                                  WITNESSETH:

      WHEREAS, the Borrower desires to (a) borrow from the Bank from time to time an amount not to exceed in the aggregate $5,000,000 for the working capital needs of the Borrower and establish a sublimit under such facility for the issuance of letters of credit, (b) ratify and confirm a $893,000 term loan to the Borrower and (c) ratify and confirm another $1,616,000 term loan to the Borrower; and

      WHEREAS, the Bank is willing to supply such financing subject to the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree as follows:

SECTION 1.  DEFINITIONS

      1.1. DEFINED TERMS. As used herein, the following terms shall have the following respective meanings:

      "ACCOUNTS," "CHATTEL PAPER," "DOCUMENTS," "EQUIPMENT," "FIXTURES," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS" and "INVENTORY" shall have the meanings assigned to them in the UCC on the date of this Agreement.

      "ADDITIONAL SECURITY DOCUMENTS" shall mean, with respect to any Guarantor,
(a) a security agreement substantially in the form of EXHIBIT A hereof and otherwise in Proper Form, in favor of the Bank covering the Accounts, Inventory, patents and trademarks and other General Intangibles, Documents, Equipment, Fixtures, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired of such Guarantor, as security for such Guarantor's obligations under a Guaranty, and (b) a deed of trust, mortgage or similar instrument in favor of or for the benefit of the Bank covering any real property and related improvements located thereon, to be acquired from an Approved Seller or owned by an Approved Subsidiary (together with a mortgagee's policy of title insurance covering such real property in an amount acceptable to the Bank insuring title to said real property is vested in such Guarantor subject only to the Permitted Liens); together with all related Financing Statements as the Bank may reasonably require.

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      "AGREEMENT" shall mean this Amended and Restated Loan Agreement, as the same may be amended, restated and modified from time to time.

      "APPLICATIONS" shall have the meaning ascribed to such term in the Letter of Credit Agreement.

      "APPROVED SELLER" shall mean any Person a party to an asset purchase agreement or similar agreement, as seller, transferor, assignor or conveyor (as the case may be) with an Obligor, as buyer, whereby the applicable Obligor acquires all or substantially all the properties or assets of such seller, with respect to which the Bank has received the following:

      (a) as soon as practicable and in any event within seven days prior to the completion of any acquisition, a copy of the form of asset purchase agreement or similar agreement with all applicable annexes, schedules and other attachments, substantially in the form to be executed by such seller and such Obligor;

      (b) a Uniform Commercial Code search covering such seller in each jurisdiction where such seller conducts its business together with copies of all filings of record in such jurisdictions and together with all releases of liens and termination statements duly executed by the secured party under any such filings except for Permitted Liens and those otherwise approved in writing by the Bank in advance;

      (c) if real property is to be acquired in connection with any such acquisition, a title commitment in favor of the Bank, issued by a title insurance company acceptable to the Bank in its sole and absolute discretion, pursuant to which said title company will agree to insure the title to said real property subject to no liens other than Permitted Liens and other liens and security interests approved by the Bank in writing in advance immediately upon the consummation of the acquisition (and the Bank subsequently receives a mortgagee's policy of title insurance covering such real property subject only to the above described liens and security interests);

      (d) a survey of said real property meeting the Bank's standard survey requirements;

      (e) if real property is to be acquired in connection with any such acquisition, an environmental assessment report prepared by an independent engineering firm or environmental consultant (appropriately licensed and insured) acceptable to the Bank stating that after due investigation (including test borings as appropriate) of said real property, there is no evidence that there is any hazardous waste, toxic substance, pollutant or other contaminant contained in, on, above or under said real property;

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      (f)   an appraisal by an appraiser selected and engaged by the Bank in form and substance satisfactory to the Bank;

      (g) such financial information with respect to Person to be required or any Obligor as the Bank may reasonably request confirming that neither immediately prior to the proposed acquisition nor immediately following the completion of such proposed acquisition, no Default or Event of Default shall have occurred; and

      (h) the Bank shall have given its prior written consent to the applicable Obligor to the acquisition.

      "APPROVED SUBSIDIARY" shall mean a Person all of the stock of which is to be acquired by an Obligor, with respect to which the Bank has received the following:

      (a) as soon as practicable and in any event within seven days prior to the completion of any acquisition, a copy of the stock purchase agreement or similar agreement with all applicable annexes, schedules and other attachments, substantially in the form to be executed by the seller of said stock, such Person to be acquired (if applicable) and such Obligor, together with the Organizational Documents to the Person to be acquired and of any Subsidiary of an Obligor formed to acquire the stock of the Person to be acquired;

      (b) a Uniform Commercial Code search covering the Person to be acquired and the seller of said stock in each jurisdiction where the Person to be acquired and the seller of said stock conduct their businesses together with copies of all filings of record in such jurisdictions and together with all releases of liens and termination statements duly executed by the secured party under any such filings except for Permitted Liens and those otherwise approved in writing by the Bank in advance;

      (c) if the Person to be acquired owns any real property, a title commitment in favor of the Bank, issued by a title insurance company acceptable to the Bank in its sole and absolute discretion, pursuant to which said title company will agree to insure the title to said real property subject to no liens other than Permitted Liens and other liens and security interests approved by the Bank in writing in advance immediately upon the consummation of the acquisition (and the Bank subsequently receives a mortgagee's policy of title insurance covering such real property subject only to the above described liens and security interests);

      (d) a survey of said real property meeting the Bank's standard survey requirements;

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      (e)   if the Person to be acquired owns any real property, an
            environmental assessment report prepared by an independent engineering firm or environmental consultant (appropriately licensed and insured) acceptable to the Bank stating that after due investigation (including test borings as appropriate) of said real property, there is no evidence that there is any hazardous waste, toxic substance, pollutant or other contaminant contained in, on, above or under said real property;

      (f) an appraisal by an appraiser selected and engaged by the Bank in form and substance satisfactory to the Bank;

      (g) such financial information with respect to Person to be required or any Obligor as the Bank may reasonably request confirming that neither immediately prior to the proposed acquisition nor immediately following the completion of such proposed acquisition, no Default or Event of Default shall have occurred;

      (h) such other financial information regarding the Person to be acquired as the Bank in its sole reasonable discretion shall request from the Borrower; and

      (i) the Bank shall have given its prior written consent to the applicable Obligor to the acquisition.

      "BANK" shall mean Comerica Bank-Texas, a Texas banking corporation.

      "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

      "BORROWER" shall mean Henley Healthcare, Inc., a Texas corporation.

      "BORROWING AUTHORIZATION" shall mean (i) with respect to a corporation, a certificate of the Secretary or an Assistant Secretary of a corporation as to the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation; the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and the Organizational Documents of such corporation and (ii) with respect to a partnership, joint venture or other non-individual Person, such written instruments as shall be required by the Bank authorizing the execution, delivery and performance of the documents to be executed by such Person; the incumbency and signature of the representative of such Person executing such documents on behalf of such Person, and the Organizational Documents of such Person.

      "BORROWING BASE" shall mean, on any day the sum of:

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      (a) eighty percent (80%) of the aggregate outstanding principal balance of the Obligors' Eligible Accounts (other than Home Care Receivables) PLUS

      (b) sixty percent (60%) of the aggregate outstanding principal balance of the Obligors' Home Care Receivables; PROVIDED, that in no event may the Medicare Receivables component of Home Care Receivables exceed $500,000, PLUS

      (c) thirty-five percent (35%) of the book value of the Obligors' Eligible Inventory (exclusive of Tens Units) PLUS

      (d) the lesser of (i) twenty-five percent (25%) of the Tens Units which qualify as Eligible Inventory, and (ii) $500,000.

      Notwithstanding the foregoing, in no event may the aggregate of the Obligors' Eligible Inventory component of the Borrowing Base exceed at any time fifty percent (50%) of the Borrowing Base.

      "BORROWING BASE CERTIFICATE" shall mean a certificate in the form of EXHIBIT A to this Agreement, completed in all appropriate respects and executed by the chief executive officer, chief financial officer, or treasurer of Borrower or by any other officer of Borrower designated in writing by any of the chief executive officer, chief financial officer or treasurer, such designation to be acceptable to Lender in its sole discretion, and setting forth Borrower's computation of the Borrowing Base as of the date of such certificate.

      "BUSINESS DAY" shall mean a day on which the Bank is open to carry on its normal commercial lending business.

      "CAPITAL EXPENDITURES" shall mean, as to any Person and as of the date of determination, expenditures for fixed or capital assets, all determined in accordance with GAAP.

      "CASH FLOW" shall mean (without duplication), as to any Person and for any period, the sum of (a) Net Income AND (b) the sum of (1) depreciation, amortization, depletion, obsolescence of property, (2) interest expense, and (3) non-cash addbacks of compensatory stock issued by the Borrower and stock issued by the Borrower in lieu of interest, all determined in accordance with GAAP."

      "COLLATERAL" shall mean any property of any Obligor in the possession of the Bank, any amount in any deposit account of any Obligor with the Bank and all of Obligors' Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory,

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wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds and products thereof.

      "COMMITMENT AMOUNT" shall mean $5,000,000.

      "CONTRACT RATE" shall mean, as of any date of determination, the annual rate of interest which, pursuant to SECTION 2.4 of this Agreement would be applicable to the Notes if the annual rate of interest were determined without the Maximum Legal Rate limitation.

      "CONTRIBUTION AGREEMENT" shall mean that certain Contribution Agreement of even date herewith, by and among the Borrower and the Current Guarantors, as the same may be amended, modified, supplemented, restated and joined in pursuant to a Joinder Agreement, from time to time.

      "COVER" shall have the meaning ascribed to such term in the Letter of Credit Agreement.

      "CURRENT ASSETS" shall mean, as of any applicable date of determination, all cash, nonaffiliated customer receivables, United States government securities and inventories of a Person that should be classified as current in accordance with GAAP.

      "CURRENT GUARANTORS" shall mean Health Career Learning Systems, Inc., a Michigan corporation, Med-Quip, Inc., a Georgia corporation, and any and all of their respective successors and assigns.

      "CURRENT LIABILITIES" shall mean, as of any applicable date of determination, all liabilities of a Person that should be classified as current in accordance with GAAP.

      "CURRENT MATURITIES OF CAPITAL LEASES" shall mean, as of any date of determination, all current maturities of capital leases of a Person as determined in accordance with GAAP.

      "CURRENT MATURITIES OF LONG TERM DEBT" shall mean, as of any date of determination, all current maturities of long term debt of a Person as determined in accordance with GAAP.

      "DEBT" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

      "DEFAULT" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

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      "DISBURSEMENT DATE" shall mean each date upon which the Bank makes a loan to the Borrower under SECTION 2.1 of this Agreement.

      "EFFECTIVE TANGIBLE NET WORTH" shall mean as of any day the consolidated Tangible Net Worth of the Obligors as of such day PLUS the Debt evidenced by the Subordinated Debt Documents as of such day."

      "ELIGIBLE ACCOUNTS" shall mean those Accounts of the Obligors for which each of the warranties set forth in SECTION 5.17.1 of this Agreement shall be true (as of any applicable date of determination) and which has been represented by the Borrower to be an "ELIGIBLE ACCOUNT" on the Borrowing Base Certificate.

      "ELIGIBLE INVENTORY" shall mean that Inventory of the Obligors for which each of the warranties set forth in SECTION 5.17.2 of this Agreement shall be true (as of any applicable date of determination) and which has been represented by the Borrower to be an item of "ELIGIBLE INVENTORY" on a Borrowing Base Certificate.

      "ENVIRONMENTAL LAWS" shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation or order of any governmental authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, recycling, reclamation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge, release, threatened release, emission or storage of Hazardous Substances.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

      "EVENT OF DEFAULT" shall mean any of those conditions or events listed in
SECTION 8.1 of this Agreement.

      "FDA EXPENDITURES" shall mean any and all costs and expenses (including, without limitation, expenses for travel, outside consultants and engineers, expert witnesses, attorneys and other outside professionals) associated with seeking approval of laser-related products from the United States Food and Drug Administration.

      "FINANCIAL STATEMENTS" shall mean all those balance sheets, earnings statements and other financial data (whether of any Obligor) which have been furnished to the Bank for the purpose of, or in connection with, this Agreement and the transactions contemplated hereby.

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      "FINANCING STATEMENTS" shall mean, as to any Obligor, UCC financing statements describing the Bank as secured party and the applicable Obligor as debtor covering the Collateral owned by such Obligor and otherwise in such form, for filing in such jurisdictions and with such filing offices as the Bank shall reasonably deem necessary or advisable.

      "FIXED CHARGE COVERAGE RATIO" shall mean, as of any day and for any Person, (a) if such day is prior to July 31, 1997, the RATIO OF (i) Cash Flow for the period beginning on July 1, 1996 through and including the most recently ended calendar month as of such day TO (ii) an amount equal to the sum of (1) Current Maturities of Long Term Debt as of the end of such period, (2) interest actually paid during such period, and (3) non-financed Capital Expenditures for such period, and (b) if such day is on or after July 31, 1997, the RATIO OF (x) an amount equal to Cash Flow for the most recently ended 12 month period as of such day TO (y) an amount equal to the sum of (1) Current Maturities of Long Term Debt as of the end of such period, (2) interest actually paid during for such period, and (3) non-financed Capital Expenditures for such period."

      "GAAP" shall mean those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Bank, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a GAAP or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to the Bank.

      "GUARANTIES" shall mean that certain Master Guaranty of even date herewith in favor of the Bank, by and among the Current Guarantors, as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time, and each and every other guaranty executed from time to time in respect of this Agreement.

      "GUARANTORS" shall mean each and every Person executing a guaranty from time to time guaranteeing the Indebtedness of the Borrower owing from time to time to the Bank pursuant to this Agreement or the Notes, including the Current Guarantors.

      "HAZARDOUS SUBSTANCE" shall mean any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

      "HOME CARE RECEIVABLES" shall mean those Eligible Accounts arising in connection with the sale, lease or other form of rental of Inventory of the Borrower to or for use by home facility patients and users, including, without limitation, the Medicare Receivables.

      "INDEBTEDNESS" shall mean all loans, advances and indebtedness of the Borrower to the Bank under this Agreement, all Letters of Credit Liabilities, and all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising pursuant to the Loan Documents.

      "KEY AGREEMENTS" shall mean any contracts or agreements between the Borrower and customers of the Borrower under which or pursuant to which the Borrower is reasonably expected to derive five percent (5%) or more of its gross revenues during any 12-month period, and any and all renewals, extensions and modifications thereof.

      "LETTER OF CREDIT" shall have the meaning ascribed to such term in the Letter of Credit Agreement.

      "LETTER OF CREDIT AGREEMENT" shall mean the Amended and Restated Letter of Credit Agreement dated concurrently herewith executed by and between the Borrower and the Bank, as it may from time to time be amended, modified, restated or supplemented.

      "LETTER OF CREDIT DOCUMENTS" shall mean the Letter of Credit Agreement, the Letters of Credit and the Applications.

      "LETTER OF CREDIT LIABILITIES" shall have the meaning ascribed to such term in the Letter of Credit Agreement.

      "LIEN" means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

      "LOAN DOCUMENTS" shall mean any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the Indebtedness, including, without limitation, the Notes, this Agreement, the Letter of Credit Documents, the Security Documents, all instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing or in connection with the Loans or the Letters of Credit or any commitment regarding the Loans or the Letters of Credit and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

      "LOANS" shall mean the Revolving Loans, Term Loan A and Term Loan B.

      "LOCKBOX" shall mean, collectively, post office box number 4890 and 4160, each established by one or more Obligors with the Bank to which all payments by the Obligors' Account debtors are to made.

      "LOCKBOX AGREEMENT" shall mean collectively, any and all agreements between the Borrower and the Bank establishing the Lockbox, as the same may be amended, restated, replaced, substituted for or supplemented from time to time.

      "MAXIMUM AVAILABLE AMOUNT" shall mean the lesser of (1) the Commitment Amount and (2) the Borrowing Base.

      "MAXIMUM LEGAL RATE" shall have the meaning set forth in SECTION 2.5 of this Agreement.

      "MAXXIM" shall mean Maxxim Medical, Inc., a Delaware corporation.

      "MEDICARE RECEIVABLES" shall mean those Eligible Accounts of which the Account debtor is a governmental authority or any agency thereof and which are governed by the United States Social Security Act, as amended, and/or the Texas Human Resources Act, as amended, and which such Eligible Accounts are not subject to the Federal Assignment of Claims Act or of a type which applicable federal or Texas law prohibits the taking of a security interest therein.

      "MORTGAGE" shall mean the Deed of Trust and Security Agreement dated as of April 30, 1996, executed by the Borrower in favor of Gary W. Orr, Trustee for the benefit of the Bank, as the same may from time to time be amended, modified, restated or supplemented, including as supplemented pursuant to that certain Supplemental Deed of Trust and Security Agreement of even date herewith.

      "MQI-FLORIDA" shall mean MQI-Florida, Inc., a Florida corporation.

      "NET INCOME" shall mean, for any Person and as of any date of determination, gross revenues and other proper income credits, less all proper income charges, including taxes on income, all determined in accordance with GAAP.

      "NOTES" shall mean the Revolving Note and Term Note A and Term Note B.

      "OBLIGORS" shall mean the Borrower and all of its Guarantors, and "OBLIGOR" shall mean any one of them.

      "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Bank.

      "PAST DUE RATE" shall mean on any day the lesser of (a) Prime Rate for such day plus five percent (5%) per annum and (b) the Maximum Legal Rate on such day.

      "PATENT SECURITY AGREEMENT" shall mean, collectively, that certain Patent Security Agreement dated as of April 30, 1996, executed by the Borrower and the Bank, and all additional Patent security agreements executed by the Borrower or any other Obligor as security for the Indebtedness and all related recordation form cover sheets and any and all amendments, modifications, renewals, extensions and supplements thereof or thereto from time to time.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

      "PERMITTED INVESTMENTS" shall mean:

            (a) expense accounts for and other advances to directors, officers and employees in the ordinary course of business up to an aggregate amount of $25,000 outstanding at any time;

            (b) marketable obligations issued or unconditionally guaranteed by the United States Government or issued by any of its agencies and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition (and investments in mutual funds investing primarily in those obligations);

            (c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks whether domestic or foreign having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition;

            (d) commercial paper and similar obligations rated "P-1" or better by Moody's Investors Service, Inc., or "A-1" or better by Standard & Poors Corporation;

            (e) readily marketable tax-free municipal bonds of a domestic issuer rated "AAA" or better by Moody's Investors Service, Inc., or "AAA" or better by Standard & Poors Corporation, and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds);

            (f) readily marketable shares of any money market fund having total assets in excess of $250,000,000, unless the Bank has disapproved such fund in writing;

            (g) demand deposit accounts maintained in the ordinary course of business;

            (h) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; and

            (i) stock of Approved Subsidiaries.

      "PERMITTED LIENS" shall mean:

            (a) Liens and encumbrances in favor of the Bank;

            (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in a manner satisfactory to the Bank;

            (c) Liens not delinquent created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

            (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

            (e) Encumbrances consisting of zoning restrictions, rights-of-way, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by any Obligor in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use;

            (f) the Subordinated Liens;

            (g) purchase money Debt to acquire Equipment not exceeding, in the aggregate, $500,000 outstanding at any one time; and

            (h) Existing liens described in SCHEDULE 5.6 attached hereto.

      "PERMITTED SUBSIDIARY INVESTMENTS" shall mean, with respect to the Borrower, loans, advances or extensions of credit to one or more Subsidiaries so long as the aggregate amount thereof outstanding as of any date of determination of the Tangible Net Worth of the Borrower and its Subsidiaries does not exceed five percent (5%) of the aggregate Tangible Net Worth of the Borrower and the Subsidiaries on a consolidated basis.

      "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

      "PRIME RATE" shall mean that annual rate of interest designated and announced by the Bank as its prime rate and which is changed by the Bank from time to time. The Prime Rate may not necessarily be the lowest rate charged by the Bank.

      "PURCHASE AGREEMENT" shall mean that certain Agreement of Purchase and Sale of Assets dated as of April 30, 1996, executed by and between the Borrower and Maxxim.

      "REVOLVING LOAN" shall mean an advance made by the Bank to the Borrower under SECTION 2.1 of this Agreement on a Disbursement Date.

      "REVOLVING NOTE" shall mean a promissory note conforming to SECTION 2.3.1 of this Agreement and in the form of EXHIBIT B to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

      "REVOLVING NOTE MATURITY DATE" shall mean May 1, 1999, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof.

      "SECURITIES OFFERING" shall mean any offering or issuance of a "security" (as that term is defined in the Securities Act of 1933), whether or not subject or required to be registered with the Securities and Exchange Commission or any other governmental authority or agency thereof.

      "SECURITY DOCUMENTS" shall mean (a) one or more security agreements executed by the Obligors in favor of the Bank pursuant to which each Obligor grants to the Bank a security interest in the Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired, of such Obligor, and securing such Obligor's obligations for the indebtedness arising either as a maker (in the case of the Borrower) or as a Guarantor (in the case of a Guarantor), together with all replacements thereof, substitutions therefor and all proceeds and products thereof, (b) the Financing

Statements, (c) the Mortgage, (d) the Title Insurance Policy, (e) the Lockbox Agreement and any and all other documentation reasonably required by Bank to establish a Lockbox with Bank any and all other security agreements, assignments, collateral assignments, pledges, mortgages, deeds of trust and guaranties from time to time securing the Indebtedness or any thereof, (f) the Trademark Security Agreements, (g) the Patent Security Agreements, (h) the Subordination Agreement, (i) the Additional Security Agreements, (j) the Guaranties, (k) the Joinder Agreements, and (l) any and all renewals, extensions, amendments, modifications, replacements, supplements, substitutions and rearrangements thereof, thereto or therefor.

      "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Note, the Subordinated Security Agreement, the Subordinated Financing Statement and any and all other documents, instruments, and any and all other papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the indebtedness evidenced by the Subordinated Note, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing permitted herein or in the Subordination Agreement.

      "SUBORDINATED FINANCING STATEMENT" shall mean UCC financing statements describing Maxxim as secured party and the Borrower as debtor covering the property described in the Subordinated Security Agreement and otherwise.

      "SUBORDINATED LIENS" shall mean the Liens arising pursuant to the Subordinated Security Agreement and expressly made subordinate to the Liens of the Bank in and to the Collateral pursuant to the Subordination Agreement.

      "SUBORDINATED NOTE" shall mean, collectively, that certain Subordinated Convertible Promissory Note in the original principal sum of $7,000,000 dated as of April 30, 1996, executed by the Borrower, payable to the order of Maxxim, with a final stated maturity of March 1, 2003, together with the "Substitute Note" (as that term is defined in the Purchase Agreement).

      "SUBORDINATED SECURITY AGREEMENT" shall mean that certain Commercial Security Agreement dated as of April 30, 1996, executed by the Borrower, as debtor, and Maxxim, as secured party, covering all or a portion of the Collateral.

      "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement substantially in the form of EXHIBIT F attached hereto and incorporated herein by reference for all purposes, dated as of April 30, 1996, by and among the Borrower, the Bank and Maxxim, as the same may be amended, restated and modified from time to time.

      "SUBSIDIARIES" shall mean any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, as of any applicable date of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower.

      "TANGIBLE NET WORTH" shall mean, for any Person and as of any applicable date of determination, tangible net worth of a Person as determined in accordance with GAAP.

      "TANGIBLE NET WORTH STEP-UP" shall mean, on any date it is determined, an amount equal to seventy-five percent of the aggregate amount of Net Income of the Companies earned during each calendar month which has ended as of such date of determination, beginning with the calendar month ending September 30, 1996.

      "TENS UNITS" shall mean transcutaneous electrical nerve stimulation devices manufactured by the Borrower.

      "TERM LOAN A" shall mean the loan described in SECTION 2.1.2 hereof.

      "TERM NOTE A" shall mean a promissory note, in the original principal sum of $893,000, dated as of April 30, 1996, and otherwise in the form of EXHIBIT C to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

      "TERM NOTE A MATURITY DATE" shall mean April 30, 2001, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof.

      "TERM LOAN B" shall mean the loan described in SECTION 2.1.3 hereof.

      "TERM NOTE B" shall mean a promissory note, in the original principal sum of $1,616,000, dated as of April 30, 1996, and otherwise in the form of EXHIBIT D to this Agreement, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

      "TERM NOTE B MATURITY DATE" shall mean April 30, 2011, or such earlier date as may be designated by the Bank pursuant to SECTION 8.2 hereof or SECTION
2.4.4 hereof.

      "TEXAS T.E.N.S." shall mean Texas T.E.N.S., Inc., a Texas corporation.

      "TITLE INSURANCE POLICY" shall mean the policy of title insurance in a face amounts reasonably satisfactory to the Bank, issued in favor of the Bank by a title insurance Obligor satisfactory to the Bank and insuring that title to the property covered by the Mortgage is vested in the Borrower free and clear of any lien, security interest or any other objection, exception or requirement other than those permitted hereunder, and that the Mortgage creates a valid first and prior lien on all such property, subject only to such exceptions as may be approved in writing by the Bank. The Title Insurance Policy shall contain a complete and accurate description of the Mortgage, shall specify the recording and filing information applicable to it and shall describe the property covered by the Mortgage identically to the description thereof in the Mortgage.

      "TRADEMARK SECURITY AGREEMENT" shall mean, collectively, that certain Trademark Security Agreement dated as of April 30, 1996, executed by the Borrower and the Bank, and all additional Trademark security agreements executed by Borrower or any other Obligor as security for the Indebtedness and all related recordation form cover sheets and any and all amendments, modifications, renewals, extensions and supplements thereof or thereto from time to time.

      "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas and as amended from time to time.

      1.2. ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

      1.3. SINGULAR AND PLURAL. Where the context herein requires, the singular number shall be deemed to include the plural, and vice versa.

SECTION 2.  LOANS, INTEREST AND FEES.

      2.1.  LOANS.

            2.1.1. REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank agrees to make loans to the Borrower on a revolving basis of such amount as the Borrower shall request pursuant to SECTION 2.2 of this Agreement at any time from the date of this Agreement until (but not including) the Revolving Note Maturity Date, up to an aggregate principal amount outstanding at any time not to exceed the difference of the Maximum Available Amount then in effect MINUS the Letter of Credit Liabilities as of such time, provided that each Disbursement Date for the Revolving Loans under this Agreement must be a Business Day.

            2.1.2. TERM LOAN A. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank has made a loan to the Borrower on April 30, 1996, in an amount equal to $893,000.

            2.1.3. TERM LOAN B. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank has made a loan to the Borrower on April 30, 1996, in an amount equal to $1,616,000.

      2.2.  BORROWING PROCEDURES.

            2.2.1. NOTICE. The Borrower shall give the Bank notice of the Borrower's desire for a Revolving Loan by 2:00 p.m. (Houston, Texas time) on the day of the requested Revolving Loan. Such notice shall be by telephone communication from an officer of the Borrower who has been given access by the Borrower to a security code given to the Borrower by the Bank in accordance with a security letter from the Borrower to the Bank, in form and substance acceptable to the Bank. Such notice shall specify the proposed Disbursement Date and the principal amount of the proposed Revolving Loan.

            2.2.2. BANK OBLIGATIONS. The Bank agrees to make the Revolving Loan on the Disbursement Date as set forth in a notice to the Bank from the Borrower conforming to the requirements of SECTION 2.2.1 by crediting the Borrower's general deposit account with the Bank in the amount of such Revolving Loan, provided, however, that the Bank shall not be so obligated if:

                    (a) Any of the conditions precedent set forth in SECTION 4 of this Agreement shall not have been satisfied or waived by the Bank in accordance with SECTION 9.3 of this Agreement; or

                    (b) Such proposed Revolving Loan would cause the aggregate unpaid principal amount of the Revolving Loans outstanding under this Agreement to exceed the lesser of the Commitment Amount or the Borrowing Base, on the Disbursement Date.

      2.3.  NOTES.

            2.3.1. REVOLVING NOTE. The Revolving Loans shall be evidenced by the Revolving Note, executed by the Borrower, dated the date of this Agreement, payable to the Bank on the Revolving Note Maturity Date (unless sooner accelerated pursuant to the terms of this Agreement), and in the principal amount of the original Commitment Amount. The date and amount of each Revolving Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records or, at the option of the Bank, on a schedule attached to the Revolving Note. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid on the Revolving Note, PROVIDED, HOWEVER, that the failure by the Bank so to record any such amount or any error in so recording any such amount (whether on the schedule attached to the Revolving Note or otherwise) shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Note to repay the principal amount of all the Revolving Loans together with all interest accrued or accruing thereon.

            2.3.2. TERM NOTE A. Term Loan A shall continue to be evidenced by Term Note A.

            2.3.3. TERM NOTE B. Term Loan B shall continue to be evidenced by Term Note B.

      2.4.  INTEREST; PAYMENTS.

            2.4.1. REVOLVING NOTE. Subject to the provisions of SECTION 2.5 below, prior to and on the Revolving Loan Maturity Date, the Revolving Note shall bear interest on the outstanding principal balance from time to time outstanding at a rate equal to the lesser of (a) the Maximum Legal Rate, and (b) the Prime Rate in effect from time to time PLUS one-half of one percent (1/2%) per annum until the Revolving Note Maturity Date, and after the Revolving Loan Maturity Date, at the Past Due Rate. Interest shall be payable to the extent then accrued on the first (1st) day of each calendar month, beginning August 1, 1997, until the Revolving Loan Maturity Date and from and after such maturity, on demand. Without notice to the Borrower or any other Person, the rate of interest applicable to the Revolving Note shall change as and when the Bank's Prime Rate changes.

            2.4.2. TERM NOTE A. Subject to the provisions of SECTION 2.5 below, Term Note A shall bear interest on the outstanding principal balance from time to time outstanding under Term Note A at a rate equal to the lesser of (a) the Prime Rate plus one-half of one percent (1/2%) per annum until the Term Note A Maturity Date, and after the Term Note A Maturity Date, at the Past Due Rate, and (b) the Maximum Legal Rate. Term Note A shall continue to be payable in monthly principal installments of $14,883.34 each, one each due and payable on the first day of each succeeding calendar month after its date until Term Note A (including all accrued interest thereon) has been fully paid and satisfied; PROVIDED, that on the Term Note A Maturity Date, all principal of Term Note A and all accrued and unpaid interest thereon shall be finally due and payable. Accrued interest on Term Note A shall be due and payable concurrently with and in addition to the principal installments provided for hereinabove. Without notice to the Borrower or any other person, the rate of interest applicable to Term Note A shall change as and when the Bank's Prime Rate changes.

            2.4.3. TERM NOTE B. Subject to the provisions of SECTION 2.5 below, Term Note B shall bear interest on the outstanding principal balance from time to time outstanding under Term Note B at a rate equal to the lesser of (a) the Prime Rate plus one-half of one percent (1/2%) per annum until the Term Note B Maturity Date, and after the Term Note B Maturity Date, at the Past Due Rate, and (b) the Maximum Legal Rate. Term Note B shall continue to be payable in monthly principal installments of $8,977.78 each, one each due and payable on the first day of each succeeding calendar month after its date until Term Note B (including all accrued interest thereon) has been fully paid and satisfied; PROVIDED, that on the Term Note B Maturity Date, all principal of Term Note B and all accrued and unpaid interest thereon shall be finally due and payable. Accrued interest on Term Note B shall be due and payable concurrently with and in addition to the principal installments provided for hereinabove. Without notice to any Borrower or any other person, the rate of interest applicable to Term Note B shall change as and when the Bank's Prime Rate changes.

            2.4.4. TERM NOTE B ANNUAL CALL PROVISIONS. Notwithstanding anything contained in this Agreement, Term Note B or any of the Loan Documents (and without limiting any other provision contained in any of them for the acceleration of the maturity of Term Note B), beginning with April 30, 2001, and with respect to each April 30 occurring thereafter, the Bank, in its sole and absolute discretion, with or without cause, may elect to accelerate the final stated maturity of Term Note B to any such April 30 date by giving written notice to the Borrower of such election no later than 30 days prior to the applicable anniversary date.

      2.5. MAXIMUM RATE. The following provisions shall control this Agreement and the Note:

            (a) No agreements, conditions, provision or stipulations contained in this Agreement, any Note, any of the other Loan Documents or in any other agreement between the Borrower and the Bank, or the occurrence of an Event of Default, or the exercise by the Bank of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and the Bank, or the arising of any contingency whatsoever, shall entitle the Bank to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the "MAXIMUM LEGAL RATE") and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel any Obligor to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (the "EXCESS"), the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any obligations due, and, second, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the Prime Rate from time to time announced by the Bank such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Bank based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received by the Bank in connection with the Borrower's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. If at any time the rate of interest payable hereunder with respect to any Note shall be computed for such Note on the basis of the Maximum Legal Rate, any subsequent reduction in the Contract Rate shall not reduce such interest thereafter payable hereunder with respect to such Note below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Contract Rate for such Note.

            (b) Unless preempted by federal law, the rate of interest from time to time in effect hereunder shall not exceed the "INDICATED RATE CEILING" from time to time in effect under Chapter 1 of the Texas Credit Code (Vernon's Texas Civil Statutes), Section (a)(1), Article 5069-1.04, as amended.

            (c) The provisions of this Section shall be deemed to be incorporated into every document or communication relating to the Indebtedness which sets forth or prescribes any account, right or claims or alleged account, right or claim of the Bank with respect to the Borrower (or any other Obligor in respect of the Indebtedness), whether or not any provisions of this Section is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Bank thereunder, be automatically recomputed by the Borrower or any other Obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

            (d) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Bank by reason thereof shall be payable upon demand.

            (e) The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes), Article 5069-15, as amended, are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

      2.6.  FEES.

            2.6.1. PREPARATION FEES. Simultaneously with the execution of this Agreement, the Borrower shall pay to the Bank the amount of the expenses (including attorney's fees and disbursements) incurred by the Bank in connection with the preparation of this Agreement and the other Loan Documents.

            2.6.2. COMMITMENT FEE. The Borrower agrees (subject to SECTION 2.5 hereof) to pay to the Bank in arrears a commitment fee for the period from and including the date of this Agreement to the Revolving Note Maturity Date equal to one-fourth of one percent (0.250%) per annum on the average daily difference between the Commitment Amount and the aggregate unpaid principal balance of the Revolving Loans. Such commitment fee shall be payable on the last Business Day of June, September, December and March, beginning June, 1996, and on the Revolving Note Maturity Date, for the periods ending on such dates.

            2.6.3. FACILITY FEES. Simultaneously with the execution of this Agreement, the Borrower shall pay to the Bank its facility fee in the amount of $15,000.

      2.7. BASIS OF COMPUTATION. The amount of all accrued interest and fees hereunder and under the Notes shall be computed for the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

      2.8. MANDATORY PREPAYMENTS. The Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans from time to time exceeds the Borrowing Base, together with all interest accrued and unpaid on the amount of such excess, but without other premium or penalty. Such prepayment shall be immediately due and owing upon the occurrence of any such excess.

      2.9. BASIS OF PAYMENTS; APPLICATION. All sums payable by the Borrower to the Bank under this agreement shall be paid directly to the Bank at its principal office in immediately available funds, without setoff, deduction or counterclaim. All payments and prepayments shall be applied first to interest, the balance to principal.

SECTION 3. SECURITY. To secure full and timely performance of the Borrower's covenants set out in this Agreement and to secure the repayment of the Notes and all other Indebtedness whatsoever of the Borrower to the Bank, the Borrower agrees to (and agrees to cause each other Obligor to) grant and assign a lien upon and security interest in the Collateral pursuant to the Security Documents and other instruments and agreements satisfactory to the Bank.

SECTION 4.  CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK.

      4.1. CONDITIONS TO FIRST DISBURSEMENT. The obligations of the Bank under this Agreement are subject to the occurrence, prior to or on the Disbursement Date first occurring, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing:

            4.1.1. DOCUMENTS EXECUTED AND FILED. The Borrower and the Current Guarantors (as applicable) shall have executed (or caused to be executed) and delivered to the Bank, the following, all in form satisfactory to the
      Bank:

                    (a) The Notes;

                    (b) The Mortgage;

                    (c) The Patent Security Agreement;

                    (d) The Copyright Security Agreement;

                    (e) The Trademark Security Agreement;

                    (f) The Subordination Agreement;

                    (g) The Financing Statements;

                    (h) An initial Borrowing Base Certificate;

                    (i) A landlord's consent in form and substance satisfactory to the Bank, executed by the landlord of the Borrower's Ohio location;

                    (j) A legal opinion of Porter & Hedges, L.L.P., counsel for the Obligors, in Proper Form;

                    (k) The Letter of Credit Documents; and

                    (l) The other Security Documents (exclusive of the Title
            Insurance Policy).

            4.1.2. BORROWING AUTHORIZATIONS. The Borrower shall have furnished to the Bank a copy of resolutions of the Borrowing Authorization for the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Notes and the other Loan Documents, which shall have been certified by the Secretary or Assistant Secretary of each Obligor as of the Disbursement Date first occurring.

            4.1.3. CERTIFIED ARTICLES AND BYLAWS. The Borrower shall have furnished to the Bank a copy of the Organizational Documents of each of the Obligors.

            4.1.4. CERTIFICATES OF EXISTENCE, GOOD STANDING AND QUALIFICATION. The Borrower shall have furnished to the Bank a certificate of existence and good standing with respect to the Borrower, which shall have been certified by the state agencies issuing the same as of a date reasonably near the Disbursement Date first occurring.

            4.1.5. UCC, PATENT AND TRADEMARK LIEN SEARCHES. The Bank shall have received (a) UCC, record and copy search, disclosing no notice of any liens or encumbrances filed against any of the Collateral in any relevant jurisdiction other than as relate to Permitted Liens (but exclusive of the Subordinated Liens). In addition, the Bank shall receive searches of the records of the United States Patent & Trademark Office reflecting title to the patents and trademarks covered by the Patent Security Agreement and the Trademark Security Agreement is in the Borrower (or, where an express assignment of such patents and trademarks pursuant to the Asset Purchase Agreement, in Maxxim) and disclosing no notice of any liens or encumbrances filed against any of such Collateral in any relevant jurisdiction other than the Patent Security Agreement, the Trademark Security Agreement and other than as relate to Permitted Liens.

            4.1.6. HAZARD INSURANCE. The Borrower shall have furnished to the Bank, in form and amounts and with companies satisfactory to the Bank, evidence of hazard insurance policies naming the Bank as "loss/payee", and relating to the assets and properties (including, but not limited to, the Collateral) of the Borrower.

            4.1.7. PURCHASE AGREEMENT AND SUBORDINATED DEBT DOCUMENTS. The Bank shall have received a fully executed copy of the Purchase Agreement and the Subordinated Debt Documents, together with all schedules, annexes and other attachments contemplated therein, and shall have received evidence satisfactory to the Bank that the transactions contemplated therein have been consummated.

            4.1.8. APPROVAL OF BANK COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., legal counsel for the Bank.

            4.1.9. FINANCIAL STATEMENTS. The Borrower shall have furnished to the Bank consolidated (if applicable) annual audited financial statements for the Borrower and for Maxxim for their respective most recently ended fiscal year.

            4.1.10. OTHER INFORMATION AND DOCUMENTATION. The Bank shall have received such other information, certificates and executed documents as they shall have reasonably requested.

      4.2. CONDITIONS TO ALL DISBURSEMENTS AND ISSUANCES. The obligation of the Bank to make any Revolving Loan on any Disbursement Date or to issue any Letter of Credit, including, but not limited to, the Disbursement Date or of the date of the issuance of a Letter of Credit, whichever occurs first, are subject to the occurrence, prior to or on the Disbursement Date related to such Revolving Loan or the issuance date of such Letter of Credit, whichever occurs first, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing:

            4.2.1. CERTIFICATE. If such Loan is to made after the date hereof and is not being made pursuant to an automated advance and repayment mechanism provided to the Borrower by the Bank, the Bank shall have received a certificate substantially in the form of EXHIBIT E attached hereto and incorporated herein by reference for all purposes, executed by the chief executive or chief financial officer of the Borrower, certified as of such Disbursement Date, and confirming that, as of such Disbursement
      Date:

                  (a) No Default or Event of Default has occurred and is
            continuing; and

                  (b) The warranties and representations set forth in SECTION 5 of this Agreement are true and correct on and as of such Disbursement Date.

            4.2.2. LETTERS OF CREDIT. If a Letter of Credit is being requested, the Borrower shall have satisfied any and all requirements of the Letter of Credit Agreement within the times set forth therein.

            4.2.3. BANK SATISFACTION. The Bank does not have actual knowledge that, as of such Disbursement Date:

                  (a) Any Default or Event of Default has occurred and is
            continuing;

                  (b) Any provision of law, any order of any court or other
            agency of government or any regulation, rule or interpretation thereof has had a material adverse effect on the validity or enforceability of any Loan Document.

SECTION 5.  WARRANTIES AND REPRESENTATIONS.

      The Borrower represents and warrants to the Bank that:

      5.1. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation. The Borrower and each of the Subsidiaries have the corporate power and authority to own their respective properties and assets and to carry out their respective business as now being conducted and are, or will within 30 days from the date hereof be, qualified to do business and in good standing in every jurisdiction (including, without limitation, Ohio, Michigan, Georgia and Florida) wherein the failure to be so qualified could have a material adverse effect on the Borrower or any Subsidiary. The Borrower has the corporate power and authority to execute and perform this Agreement, to borrow money in accordance with its terms, to execute and deliver the Notes and other Loan Documents, to grant to the Bank liens and security interest in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

      5.2. AUTHORIZATION AND APPROVALS. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution and delivery of the Notes, the Letter of Credit Documents and other Loan Documents to which any Obligor is a party have been duly authorized by all requisite corporate action, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank or will be completed or obtained concurrently with the execution and delivery of this Agreement, will not violate any provision of law, any order of any court or other agency of government, the Organizational Documents of any Obligor, any provision of any indenture, agreement or other instrument to which any Obligor is a party, or by which it or any of its properties or assets are bound, will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Obligor other than in favor of the Bank and as contemplated hereby.

      5.3. VALID AND BINDING AGREEMENT. This Agreement is, and the Notes, the Security Documents, the Letter of Credit Documents and all other Loan Documents to which any of the Obligors is a party will be, when delivered, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms except for laws and equitable principles affecting the enforcement of creditors' rights generally.

      5.4. ACTIONS, SUITS OR PROCEEDINGS. Except as disclosed on SCHEDULE 5.4, there are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting any Obligor, or any properties or rights of any Obligor which, if adversely determined, could reasonably be expected to materially impair the right of any Obligor to carry on business substantially as now conducted or could reasonably be expected to have a material adverse effect upon the financial condition of any Obligor.

      5.5. SUBSIDIARIES. The Borrower has no Subsidiaries as of the date hereof other than the Current Guarantors, Texas T.E.N.S. and MQI-Florida.

      5.6. NO LIENS, PLEDGES, MORTGAGES OR SECURITY INTERESTS. Except for Permitted Liens and the liens and security interests securing indebtedness to be satisfied in full with proceeds from the initial loan hereunder (and which such liens and security interests are to be released simultaneously with such satisfaction), no Obligor's assets and properties, including, without limitation, the Collateral, is subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

      5.7. ACCOUNTING PRINCIPLES. The Financial Statements have been prepared in accordance with GAAP and fully and fairly present in all material respects the financial condition of each Obligor as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. To the best of any Obligor's knowledge and belief, no Obligor has any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

      5.8. NO ADVERSE CHANGES. There has been no material adverse change in the business, properties or condition (financial or otherwise) of any of the Obligors since the date of the latest of the Financial Statements.

      5.9. CONDITIONS PRECEDENT. As of each Disbursement Date, all appropriate conditions precedent referred to in SECTION 4 hereof shall have been satisfied (or waived in writing by the Bank).

      5.10. TAXES. Each Obligor has filed by the due date therefor all federal, state and local tax returns and other reports they are required by law to file and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. No Obligor has any knowledge of any deficiency or assessment in a material amount in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

      5.11. COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 5.11, each Obligor has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of any of the Obligors.

      5.12. INDEBTEDNESS. Except as permitted by SECTIONS 7.5, 7.6 and 7.7 of this Agreement, and as otherwise disclosed on SCHEDULE 5.12, neither the Borrower nor any of the Subsidiaries has any indebtedness for money borrowed or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower and the Subsidiaries in the ordinary course of business for deposit or collection.

      5.13. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 5.13, neither the Borrower nor any of the Subsidiaries has any material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of the Borrower, other than with respect to consents to the assignment of such material leases, contracts or commitments required by the terms thereof disclosed on
SCHEDULE 5.13, all parties to such agreements (including, without limitation, the Borrower and the Subsidiaries) have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements (including, without limitation, the Borrower and the Subsidiaries) is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default. The Borrower have no Key Agreements as of the date hereof.

      5.14. MARGIN STOCK. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Revolving Loan will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

      5.15. PENSION FUNDING. No Obligor has incurred any material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower or any of the Subsidiaries and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

      5.16. MISREPRESENTATION. No warranty or representation by any Obligor contained herein or in any certificate or other document furnished by any Obligor pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made.

      5.17. BORROWING BASE COMPONENTS.

            5.17.1. ELIGIBLE ACCOUNTS. As to each Account represented by the Borrower to be an "ELIGIBLE ACCOUNT" on a Borrowing Base Certificate, as of the date of each such Borrowing Base Certificate:

                    (a) Such Account arose in the ordinary course of the business of an Obligor out of either a bona fide sale of Inventory by such Obligor, and in such case such Inventory has in fact been shipped to, and accepted and retained by, the appropriate account debtor or the sale has otherwise been consummated in accordance with such order, or services performed by such Obligor under an enforceable contract (other than those relating to training), and in such case such services have in fact been performed for the appropriate account debtor in accordance with such contract.

                    (b) Such Account represents a legally valid and enforceable claim which is due and owing to an Obligor by such account debtor and for such amount as is represented by such Obligor to the Bank on such Borrowing Base Certificate, such Account is due and payable not more than 30 days from the delivery of the related Inventory, or the performance of the related services, giving rise to such Account and such Account has not been due for more than 90 days from the date of invoice.

                    (c) The unpaid balance of such Account as represented by an Obligor to the Bank on such Borrowing Base Certificate is not subject to any defense, counterclaim, setoff, credit, allowance or adjustment by the account debtor because of returned, inferior or damaged Inventory or services, or for any other reason, except for customary discounts allowed by such Obligor in the ordinary course of business for prompt payment, and there is no agreement between such Obligor, the related account debtor and any other person for any rebate, discount, concession or release of liability, in whole or in part.

                    (d) The transactions leading to the creation of such Account comply with all applicable state and federal laws and regulations.

                    (e) An Obligor has granted to the Bank a perfected security interest in such Account (as an item of the Collateral) prior in right to all other persons (other than Permitted Liens), and such Account has not been sold, transferred or otherwise assigned by such Obligor to any person, other than the Bank.

                    (f) Such Account is not represented by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, except any such as have been endorsed and delivered by an Obligor to the Bank on or prior to such Account's inclusion on such Borrowing Base Certificate.

                    (g) An Obligor has not received, with respect to such Account, any notice of the death of the related account debtor or any partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, such account debtor.

                    (h) The account debtor on such Account is not:

                        (i)   an affiliate of an Obligor,

                        (ii) the United States of America or any department, agency or instrumentality thereof, in any case other than in the case of a Medicare Receivable,

                        (iii) a citizen or resident of any jurisdiction other
                              than one of the United States or Canada, unless such Obligor has received a letter of credit in an amount equal to or greater than such Account issued by a financial institution acceptable to the Bank and otherwise in form and substance satisfactory to the Bank,

                        (iv) one which has more than twenty-five percent (25%) of the aggregate Accounts owed by it which are more than 90 days past the date of invoice (or, in the case of Home Care Receivables, are not more than 120 days past the date of invoice), or

                        (v) an account debtor whom the Bank has, in the exercise of such Bank's sole discretion, determined to be (based on such factors as the Bank deems appropriate) an ineligible account debtor and as to which the Bank has notified the Borrower, PROVIDED, HOWEVER, that any such notice shall not apply as to any Account of such account debtor which has been included on a Borrowing Base Certificate by the Borrower prior to the giving of such notice by the Bank and which meets each and every other requirement under this Agreement for the denomination of such Account as an "ELIGIBLE ACCOUNT."

            5.17.2. ELIGIBLE INVENTORY. As to each item of Inventory represented by the Borrower to be "ELIGIBLE INVENTORY" on a Borrowing Base Certificate, as of the date of each such Borrowing Base Certificate:

                    (a) Such item of Inventory is of good and merchantable quality and is usable or salable by an Obligor in the ordinary course of such Obligor's business, and is not obsolete.

                    (b) An Obligor has granted to the Bank a perfected security interest in such item of Inventory (as an item of the Collateral) prior in right to all other persons (other than Permitted Liens), and such item of Inventory has not been sold, transferred or otherwise assigned by such Obligor to any person, other than the Bank and other than sales in the ordinary course of business occurring after the date of such Borrowing Base Certificate.

                    (c) Such item of Inventory is located within the United States of America and is in the possession and control of an Obligor at one of the locations described on SCHEDULE 5.17.2 attached hereto.

      5.18. ASSUMED NAMES; OTHER NAMES. Neither the Borrower nor any parties to the Purchase Agreement has changed its name during the last five (5) years except as described on SCHEDULE I attached hereto and incorporated herein by reference for purposes. The only assumed names used by Maxxim in connection with its Henley Healthcare division in the last five (5) years are "Henley Operating Company, Henley International and Henley Healthcare." The only assumed names used by any other party to an acquisition of a Subsidiary in the last five (5) years are described in SCHEDULE I attached hereto.

SECTION 6.  AFFIRMATIVE COVENANTS.

      From the date hereof until the principal of and interest on each Note and other Indebtedness is paid in full, all Letter of Credit Liabilities have been terminated, paid in full or otherwise satisfied and the ability, if any, of the Borrower to obtain Revolving Loans or Letters of Credit under the Letter of Credit Agreement has irrevocably terminated, the Borrower covenants and agrees that it will (or will cause each other Obligor to):

      6.1.  FINANCIAL AND OTHER INFORMATION.

            6.1.1. ANNUAL FINANCIAL REPORTS. Furnish to the Bank in form satisfactory to the Bank not later than 90 days after the close of each fiscal year of the Borrower beginning with its 1996 fiscal year, on a consolidated and consolidating basis, a balance sheet as at the close of each such fiscal year, statements of income and statements of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions that the financial statements present fairly the Obligors' financial position and results of operations in all material respects.

            6.1.2. MONTHLY FINANCIAL STATEMENTS. Furnish to the Bank not later than 20 days after the close of each month of each fiscal year of the Obligors, beginning with February 1996, financial statements containing the balance sheet of the Obligors as of the end of each such period, statements of income and statements of cash flows of the Obligors up to the end of such period, all on a consolidated basis. These statements shall be prepared on substantially the same accounting basis as the statements required in SECTION 6.1.1 of this Agreement and shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Obligors.

            6.1.3. NO DEFAULT CERTIFICATE. Together with each delivery of the financial statements required by SECTIONS 6.1.1 and 6.1.2 of this Agreement, furnish to the Bank a compliance certificate substantially in the form of EXHIBIT G attached hereto and incorporated herein by reference for all purposes, duly executed by its chief executive or financial officer stating, among other things, that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower propose to take with respect thereto accompanied by such supporting calculations contained in such certificate as the Lender may request.

            6.1.4. AGING AND BORROWING BASE CERTIFICATE. Furnish to the Bank monthly by the 10th of each month a Borrowing Base Certificate confirming that the sum of (1) the aggregate unpaid principal balance of all the Revolving Loans PLUS (2) the aggregate Letter of Credit Liabilities, does not exceed the Maximum Available Amount as then in effect (or if such is not the case, accompanied by a prepayment of the Revolving Note or Cover for Letters of Credit or a cancelled Letter of Credit, or combination thereof, in accordance with SECTION 2.8 of this Agreement), an aging as of the end of the preceding month of the Obligors' Accounts in a form satisfactory to the Bank, a summary of the Obligors' Inventory as of the end of such calendar month, prepared in reasonable detail and containing such other information as the Bank may request, and an aging as of the end of the preceding month of the Obligors' accounts payable in a form satisfactory to the Bank in its sole and absolute discretion. In addition, furnish the Bank by the 10th of the month, a Borrowing Base Certificate confirming that the sum of (1) the aggregate unpaid principal balance of all the Revolving Loans PLUS (2) the aggregate Letter of Credit Liabilities, does not exceed the Maximum Available Amount as then in effect (or if such is not the case, accompanied by a prepayment of the Revolving Note or Cover for Letters of Credit or a cancelled Letter of Credit, or a combination thereof, in accordance with SECTION 2.8 of this Agreement).

            6.1.5. SEC REPORTS. Furnish to the Bank within five days after the filing with the Securities and Exchange Commission by any Obligor, true, correct and complete copies of all such filings, of any financial statements, registration statements, reports and proxy statements.

            6.1.6. INVENTORY NOT IN WAREHOUSE. Furnish to the Bank not later than 20 days after the close of each fiscal quarter of the Obligors, beginning with March 31, 1996, a listing of all Inventory of the Obligors held by third parties on a consignment basis or otherwise not in the possession of the Obligors at one of the locations described on SCHEDULE
      5.17.2 hereof (as said Schedule may be updated in writing from time to time with 30 days advance written notice to the Bank), including, without limitation, a description of its value and the location and the name, address and telephone number of each such third party and otherwise containing such other information as the Bank may request.

            6.1.7. ADVERSE EVENTS. Promptly inform the Bank of the occurrence of any Event of Default or Default, or of any occurrence which has or could reasonably be expected to have a materially adverse effect upon any Obligor's business, properties, financial condition or ability to comply with its obligations hereunder.

            6.1.8. MANAGEMENT LETTERS. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Borrower by independent certified public accountants in connection with any annual or interim audit of the books of the Obligors.

            6.1.9. AUDITS. From time to time, at any time upon the request of the Bank, a report of an independent collateral field examiner (which may be, or be affiliated with, the Bank) with respect to the Accounts component included in the Borrowing Base. From time to time, at any time upon the request of the Bank, a report of an independent collateral field examiner (which may be, or be affiliated with, the Bank) with respect to the Inventory component included in the Borrowing Base (PROVIDED, HOWEVER, that so long as no Event of Default has occurred which is then continuing, the Bank shall not require such a report more than twice per calendar year). So long as no Event of Default has occurred which is then continuing, the Obligors will not be responsible for the cost of any such audit. Upon the occurrence of an Event of Default, the Borrower shall promptly pay to the Bank upon demand, the costs of all such audits occurring after such occurrence of an Event of Default.

            6.1.10. TAX RETURNS. As soon as it has been filed with the United States Internal Revenue Service, each Obligor's federal tax return.

            6.1.11. OTHER INFORMATION AS REQUESTED. Promptly furnish (or cause to be furnished) to the Bank such other information regarding the operations, business affairs and financial condition of the Obligors as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Obligors at any reasonable time.

      6.2. INSURANCE. Keep its (and cause the other Obligors to keep their respective) insurable properties (including, but not limited to, the Collateral) adequately insured and maintain insurance against fire and other risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower or the other Obligors, whichever is applicable, necessary worker's compensation insurance, public liability and product liability insurance, and such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes and written by such Obligor as may be satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled except upon 30 days' prior written notice to the Bank. The Obligors will deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, names the Bank as "loss/payee" and as its interest may appear. If any Obligor fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and such Obligor agrees to repay the Bank, with interest at the Past Due Rate, all amounts so expended by the Bank. Each Obligor hereby appoints the Bank as such Obligor's attorney-in-fact, which appointment is coupled with an interest and irrevocable, to endorse any check or draft payable to such Obligor in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness, PROVIDED, HOWEVER, that the Bank shall not be required hereunder so to act. The provisions of this Section are in addition to and cumulative of the insurance provisions set forth in the Mortgage.

      6.3. TAXES. Pay promptly and within the time that they can be paid without interest or penalty all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Obligors and their respective property, except to the extent being contested in good faith and, if requested by the Bank, bonded in a manner satisfactory to the Bank. If any Obligor shall fail to pay such taxes and assessments by their due date, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank, with interest at the Past Due Rate, all amounts so expended by the Bank.

      6.4. MAINTAIN CORPORATION AND BUSINESS. Do or cause to be done all things necessary to preserve and keep in full force and effect each Obligor's corporate existence, rights and franchises, if any, and comply with all applicable laws unless the failure to do so could not reasonably be expected to have a material adverse effect on such Obligor or any of its property or business; continue to conduct and operate their respective businesses substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their respective property used or useful in the conduct of their respective business and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      6.5. MAINTAIN EFFECTIVE TANGIBLE NET WORTH. Maintain on a consolidated statement basis, an Effective Tangible Net Worth of not less than THE SUM OF (a) $6,950,000 at all times PLUS (b) (beginning with the calendar month ending April, 1997) the Tangible Net Worth Step-Up.

      6.6. MAINTAIN LEVERAGE RATIO. Have on a consolidated statement basis, the ratio of (a) Debt less the Debt evidenced by the Subordinated Debt Documents to
(b) Effective Tangible Net Worth of not more than 1.25 to 1.00 at all times.

      6.7. FIXED CHARGE COVERAGE RATIO. Maintain on a consolidated statement basis, a Fixed Charge Coverage Ratio of not less than 1.20 to 1.00 and at all times.

      6.8. CURRENT RATIO. Maintain at all times on a consolidated statement basis the ratio of (a) Current Assets to (b) Current Liabilities (inclusive of outstanding Revolving Loans), of not less than 1.50 to 1.00 at all times.

      6.9. ERISA. At all times meet and cause each of the Obligors to meet the minimum funding requirements of ERISA with respect to the Obligors' employee benefit plans subject to ERISA; promptly after any Obligor knows or has reason to know of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or that the PBGC or any Obligor has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of such Obligor setting forth details as to such event or proceedings and the action which such Obligor proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by such Obligor, not later than ten days after such report has been so filed.

      6.10. USE OF LOAN PROCEEDS. Use the proceeds of any Revolving Loan for the purpose set forth in the recitals to this Agreement.

      6.11. KEY AGREEMENTS. Promptly upon entering into any Key Agreement, provide true, correct and complete copies thereof to the Bank.

      6.12. LOCKBOX DEPOSITS. Direct all Account debtors to make remittance to the Lockbox.

      6.13. NOTICE OF EVENTS. Notify the Bank immediately upon acquiring knowledge of the occurrence of, or if any Obligor causes or intends to cause, as the case may be: (1) the institution of any lawsuit or administrative proceeding affecting any Obligor involving monetary claims in excess of $250,000 or the institution of any lawsuit or administrative proceeding affecting any Obligor, the adverse determination under which could have a material adverse effect on the business, condition (financial or otherwise), operations, property or prospects of any Obligor or on its ability to perform any of its obligations under any Loan Document to which it is a party; (2) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, business, condition (financial or otherwise), operations, property or prospects of the Obligors on a consolidated basis; (3) any Event of Default or any Default, together with a detailed statement by an appropriate officer or other responsible party acceptable to the Bank on behalf of the Obligor of the steps being taken to cure the effect of such Event of Default or Default; (4) the occurrence of a default or event of default by any Obligor under any agreement or series of related agreements to which it is a party where such default could result in monetary damages in excess of $250,000, and (5) any change in the accuracy of the representations and warranties of any Obligor in this Agreement or any other Loan Document. Each Obligor will notify the Bank in writing within 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records. Any notice of a name change delivered to the Bank shall be accompanied by such certificates of governmental authorities as the Bank may require substantiating such name change.

      6.14. TITLE INSURANCE POLICY. Deliver to the Bank the Title Insurance Policy within ten days from the date hereof.

      6.15. CERTIFICATE OF TITLE. Have any assets subject to certificate of title laws which is greater than in the aggregate at any time $100,000 unless the certificates of title thereto have been delivered to the Bank.

      6.16. CERTIFICATES OF GOOD STANDING AND QUALIFICATION. Furnish to the Bank within 30 days from the date hereof a certificate from the appropriate public official of each jurisdiction (including, without limitation, Ohio, Michigan, Georgia and Florida) as to the due qualification to do business and good standing of each Obligor where such qualification is necessary to conduct such Obligor's business in such jurisdiction.

      6.17. EQUIPMENT AUDITS. From time to time, at any time upon the request of the Bank, a report of an independent collateral field examiner (which may be, or be affiliated with, the Bank) with respect to the Obligors' Equipment. So long as no Event of Default has occurred which is then continuing, no Obligor will be responsible for the cost of any such audit. Upon the occurrence of an Event of Default, the Borrower shall promptly pay to the Bank upon demand, the costs of all such audits occurring after such occurrence of an Event of Default.

      6.18. REAL ESTATE AUDITS. From time to time, at any time upon the request of the Bank, a report of an independent collateral field examiner (which may be, or be affiliated with, the Bank) with respect to the Collateral covered by the Mortgage. So long as no Event of Default has occurred which is then continuing, no Obligor will be responsible for the cost of any such audit. Upon the occurrence of an Event of Default, the Borrower shall promptly pay to the Bank upon demand, the costs of all such audits occurring after such occurrence of an Event of Default.

      6.19. ADDITIONAL GUARANTIES AND SECURITY. Promptly, but in any event no later than 30 days from the date of completion of an acquisition, cause each Person which becomes an Approved Subsidiary after the date hereof to execute and deliver to the Bank a Guaranty or a Joinder Agreement and the Additional Security Documents (as applicable) (each enforceable under the laws of such jurisdiction and in the jurisdictions in which the assets of such Subsidiary are located and otherwise in Proper Form), together with:

      (a) a certificate of the Secretary or any Assistant Secretary of Approved Subsidiary (or other officer or director of Approved Subsidiary which is authorized in Approved Subsidiary's Organizational Documents to keep the minute book or similar record of Approved Subsidiary), in Proper Form, dated as of the date hereof, as to (i) the resolutions of the Board of Directors (or similar governing body) of Approved Subsidiary authorizing the execution, delivery and performance of a Joinder Agreement and the Additional Security Documents and of all instruments contemplated herein to be executed and delivered by Approved Subsidiary in connection herewith (a copy of such resolutions to be incorporated into such certificate), such certificate to state that said copy is a true and correct copy of such resolutions and that such resolutions were duly adopted and have not been amended, superseded, revoked or modified in any respect and remain in full force and effect as of the date of such certificate; (ii) the election, incumbency and signatures of the officer or officers (or other official) of Approved Subsidiary executing and delivering such Joinder Agreement, the Additional Security Documents and each other instrument or document furnished in connection herewith; (iii) Approved Subsidiary's Organizational Documents (a copy of such charter to be attached to the certificate), and (iv) such other documents and information as Bank shall reasonably request;

      (b) a legal opinion from the legal counsel for Approved Subsidiary reasonably acceptable to Bank, in Proper Form;

      (c) a Uniform Commercial Code search prepared by the appropriate governmental authority for each jurisdiction (both county and central offices) where Approved Subsidiary has any assets reflecting no liens or security interests in favor of any party other than Bank which have not been approved by Bank in writing;

      (d) a copy of the executed stock purchase agreement, if applicable, together with any and all exhibits, schedules and attachments thereto, pursuant to which Approved Subsidiary is to become a Subsidiary of Borrower, and such other financial information regarding Approved Subsidiary and the acquisition of Approved Subsidiary by Borrower or other Obligor as Bank in its sole reasonable discretion shall request delivered;

      (e) such related certificates, opinions and documents as the Bank may reasonably require.

SECTION 7.  NEGATIVE COVENANTS.

      From the date hereof until the principal of and interest on each Note and other Indebtedness is paid in full, the Borrower covenants and agrees that it will not and will not permit any other Obligor to:

      7.1. CAPITAL EXPENDITURES; FDA EXPENDITURES. Make (a) Capital Expenditures on a consolidated basis during any fiscal year of the Obligors in excess of $500,000, or (b) FDA Expenditures on a consolidated basis during any fiscal year of the Obligors in excess of $200,000.

      7.2. STOCK ACQUISITION. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

      7.3. LIENS AND ENCUMBRANCES. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind (including any charge upon property purchased or acquired under a conditional sales or other title-retaining agreement or lease required to be capitalized under GAAP) upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.

      7.4. INDEBTEDNESS. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (1) the Indebtedness, (2) the Subordinated Debt, (3) other indebtedness subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by the Bank, (4) existing indebtedness to the extent set forth on SCHEDULE 5.12, (5) other Debt not to exceed in the aggregate $500,000 at any time, and (6) renewals and extensions thereof (but not increases therein), trade indebtedness incurred and paid in the ordinary course of business, contingent indebtedness to the extent permitted by SECTION 7.7 of this Agreement, indebtedness secured by Permitted Liens, and obligations to the extent permitted by SECTION 7.11 of this Agreement.

      7.5. EXTENSION OF CREDIT. Make loans, advances or extensions of credit to any Person, except for (a) normal and reasonable advances in the ordinary course of business to officers and employees of the Borrower not to exceed in the aggregate at any time outstanding $150,000, (b) sales on open account and otherwise in the ordinary course of business, and (c) Permitted Subsidiary Investments.

      7.6. GUARANTEE OBLIGATIONS. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other person, or otherwise, except for the endorsement of negotiable instruments by an Obligor in the ordinary course of business for deposit or collection.

      7.7. SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

      7.8. PROPERTY TRANSFER, MERGER AND FORMATION OF SUBSIDIARIES. Sell, lease, transfer or otherwise dispose of all or, except as to the sale of Inventory in the ordinary course of business, any material part (and in any event more than five percent [5%] during the term of this Agreement) of its properties and assets (whether in one transaction or in a series of transactions), change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person which is not an Approved Seller, enter into any reorganization or recapitalization or reclassify its capital stock, enter into any sale-leaseback transaction, or form, acquire or permit to exist any Subsidiary which is not an Approved Subsidiary (other than Texas T.E.N.S., so long as it is merged into the Borrower by no later than July 31, 1997, and MQI-Florida, so long as it is merged into an Obligor or dissolved by no later than July 31,
1997) without the express written consent of the Bank given in its sole and absolute discretion. Nothing contained in this Agreement or any of the other Loan Documents (including, without limitation, the references to Subsidiaries or consolidated and consolidating financial statements) shall be deemed or construed as a consent to the Borrower's creation or acquisition of any Subsidiary which is not a Guarantor. Any Guarantor wholly owned by the Borrower may be merged into, or consolidated with, the Borrower or another Obligor wholly owned by the Borrower, and such Obligor may sell, lease or transfer all or a substantial part of its assets to the Borrower or another Obligor wholly owned by the Borrower, and the Borrower or such Obligor may acquire all or substantially all of the properties and assets of the Subsidiary so to be merged into, or consolidated with, it or so to be sold, leased or transferred to it, so long as prior written notice of such action has been given to the Bank and the applicable Obligor has executed and delivered to the Bank such Financing Statements and Additional Security Agreement.

      7.9. ACQUIRE SECURITIES. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person except for Permitted Investments.

      7.10. PENSION PLANS. Allow any fact, condition or event to occur or exist with respect to an employee pension or profit sharing plan which might constitute grounds for termination of any such plan or for the appointment by a United States District Court of a trustee to administer any such plan, or permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower or any of the Obligors to the PBGC which in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

      7.11. MISREPRESENTATION. Furnish (or permit any other Obligor to furnish) the Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

      7.12. MARGIN STOCK. Apply any of the proceeds of any Note to the purchase of carrying of any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

      7.13. COMPLIANCE WITH ENVIRONMENTAL LAWS. Use (or permit any tenant to use) any of its respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance except in all respects in compliance with Environmental Laws, generate any Hazardous Substance except in all respects in compliance with Environmental Laws, conduct any activity which is likely to cause a release of any Hazardous Substance, or otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law.

      7.14. DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in shares of its capital stock) (or permit any other Obligor to do so) on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock except dividends from a Subsidiary to the Borrower.

      7.15. PURCHASE AGREEMENT; SUBORDINATED DEBT DOCUMENTS. Terminate or agree to the termination of the Purchase Agreement or any of the Subordinated Debt Documents or amend, modify or obtain or grant a waiver of any provision of the Purchase Agreement or any of the Subordinated Debt Documents, unless the same shall be consented to in writing by the Bank.


SECTION 8. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.

      8.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default (herein so called) hereunder:

              8.1.1. FAILURE TO PAY MONIES DUE. If any principal of any Note shall not be paid when due, whether by acceleration or otherwise, or, if any accrued interest, any fees under SECTION 2.6 of this Agreement or any other Indebtedness (exclusive of principal of any Note) shall not be paid when due, whether by acceleration or otherwise, unless the Bank declares the default fully cured to the Bank's satisfaction within 3 calendar days after such due date.

              8.1.2. MISREPRESENTATION. If any warranty or representation of any of the Obligors in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of any Obligor shall prove to be false or misleading in any material respect.

              8.1.3. NONCOMPLIANCE WITH BANK AGREEMENTS. If any Obligor shall fail to perform any of its Debt and covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with the Bank to which it may be a party, which does not involve the failure to make a payment when due (be it principal, interest, taxes, insurance or otherwise) and which is not cured by the Obligors within 15 days after the earlier of the date of notice to the Borrower by the Bank of such Default or the date the Bank is notified, or should have been notified pursuant to the Borrower's obligation under SECTION 6.13 hereof, of such Default.

              8.1.4. OTHER DEFAULTS. If any Obligor shall default in the due payment of any of its Debt (other than the Indebtedness) involving obligations in excess of $100,000 or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness and such default results in the acceleration of such Debt, irrespective of whether any such default shall be forgiven or waived by the holder thereof, unless such payment is being contested in good faith and adequate reserves for the payment thereof have been established.

              8.1.5. JUDGMENTS. If there shall be rendered against any Obligor one or more judgments or decrees involving an aggregate liability of $100,000 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than 30 days, whether or not consecutive; or of a writ of attachment or garnishment against the property of any Obligor shall be issued and levied in an action claiming $100,000 or more and not released or appealed and bonded in a manner satisfactory to the Bank within 30 days thereafter.

              8.1.6. BUSINESS SUSPENSION, BANKRUPTCY, ETC. If any Obligor shall voluntarily suspend transaction of its business; or if any Obligor shall not pay its debts, generally, as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of any Obligor under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by any Obligor or shall be commenced against any Obligor and shall not be discharged within 60 days of commencement; or a receiver, trustee or custodian shall be appointed for any Obligor or for any substantial portion of its respective properties or assets.

              8.1.7. CHANGE OF CONTROL OR MANAGEMENT. If Michael M. Barbour or Daniel Sudduth shall cease to serve as officers of the Borrower in substantially the same capacity as they currently serve or if Michael M. Barbour or Daniel Sudduth shall cease to serve as a member of the Borrower's board of directors.

              8.1.8. INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE/BENEFIT PLAN(S). If any Obligor shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by such Obligor, or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of any Obligor to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of any Obligor.

            8.1.9. OCCURRENCE OF CERTAIN REPORTABLE EVENTS. If there shall occur, with respect to any pension plan maintained by any Obligor, any reportable event (within the meaning of section 4043(b) of ERISA) which the Bank shall determine in good faith constitutes a ground for the termination of any such plan, and if such event continues for 30 days after the Bank gives written notice to the Obligors, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of any Obligor.

              8.1.10. LOSS OR DAMAGE. If any loss, theft, substantial damage or destruction to or of any material portion of the Collateral occurs which is not fully covered by insurance after the payment of industry standard deductibles by the Obligors under applicable insurance policies.

              8.1.11. ADVERSE CHANGE. If any material and adverse change in the business operations and condition, financial or otherwise, of any Obligor occurs.

              8.1.12. PBGC. Except as expressly permitted herein, if a notice of lien, levy or assessment is filed of record with respect to all or any of the assets of any Obligor by the United States of America, or any department, agency, or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the PBGC, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon the Collateral or any other assets of any Obligor.

      8.2. REMEDIES. Upon the occurrence of any Event of Default, and at any time thereafter, the obligation, if any, to make a Revolving Loan or to issue Letters of Credit shall cease and terminate, and the Bank shall have the right, at its option, to declare the unpaid balance of the Indebtedness to be immediately due and payable without further notice (including notice of intent to accelerate and notice of acceleration), protest or demand or presentment for payment, all of which are hereby expressly waived by the Borrower, to require Borrower to pay to the Bank, in immediately available funds, an amount equal to the then aggregate amount available for drawings under all Letters of Credit (which funds shall be held by the Bank as Cover) and to enforce or avail itself of any and all powers, rights and remedies available at law or provided in this Agreement, the Notes, the Letter of Credit Documents, the Joinder Agreements, the Security Documents, the other Loan Documents or any other document executed pursuant hereto or in connection herewith. Notwithstanding any provision in this Section to the contrary, upon the occurrence of any Event of Default, the Bank shall have the right, immediately and without notice, to take possession of and exercise possessory rights with regard to any Collateral. Every power, right or remedy of the Bank set forth in this Agreement, the Notes, the Letter of Credit Documents, the Joinder Agreements, the Security Documents, the other Loan Documents or any other document executed pursuant hereto or in connection herewith, or afforded by law may be exercised from time to time, and as often as may be deemed expedient by the Bank.

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
      8.3. APPLICATION OF PROCEEDS. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Indebtedness, first to interest, then to principal; and the surplus, if any, shall be paid over to the Borrower or to such other person or persons as may be entitled thereto under applicable law. The Borrower shall remain jointly and severally liable for any deficiency, which shall pay to the Bank immediately upon demand.

      8.4. CUMULATIVE REMEDIES. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor should it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

SECTION 9.    MISCELLANEOUS.

      9.1. INDEPENDENT RIGHTS. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

      9.2. COVENANT INDEPENDENCE. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception in one covenant shall not create an exception in another covenant.

      9.3. WAIVERS AND AMENDMENTS. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder or by any other Obligor under any of the other Loan Documents, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in writing signed and delivered by an officer of the Bank, and no waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

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
      9.4. GOVERNING LAW. THIS AGREEMENT, AND EACH AND EVERY TERM AND PROVISION HEREOF, SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF TEXAS.

      9.5. SURVIVAL OF WARRANTIES, ETC. All of the covenants, agreements, representations and warranties made by any Obligor in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Notes hereunder and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of any Obligor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

      9.6. ATTORNEYS' FEES. The Borrower agrees that it will pay all reasonable costs and expenses of the Bank in connection with the enforcement of the Bank's rights and remedies under this Agreement and in connection with the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement.

      9.7. PAYMENTS ON SATURDAYS, ETC. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

      9.8. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

      9.9. MAINTENANCE OF RECORDS. The Borrower will keep all of its and the other Obligors' records concerning the Collateral at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of said records.

      9.10. NOTICES. Except as expressly provided herein, all notices and communications provided for herein or in any other Loan Document contemplated hereby or required by law to be given shall be effective when received or, in the case of notices sent by mail from the Bank to the Borrower, upon sending by first class mail, postage prepaid, addressed as follows: if to the Borrower, to:
120 Industrial Boulevard, Sugar Land, Texas 77478, Attn: Chief Executive Officer, and if to the Bank, to: Gary W. Orr, 1601 Elm Street, Dallas, Texas 75201, with a copy to P.O. Box 4167,

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
Houston, Texas 77210-4167, Attn: Margaret Wolford, or to such other address as a party shall have designated to the other in writing.

      9.11. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

      9.12. HEADINGS. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

      9.13. CAPITAL ADEQUACY. If as a result of any regulatory change directly or indirectly affecting the Bank or any of the Bank's affiliates there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to loans made or to be made hereunder or participations therein, and the result shall be to increase the cost to the Bank or any of the Bank's affiliates of making or maintaining any loan hereunder or to any other party maintaining any participation therein, or reduce any amount receivable in respect of any such loan (which increase in cost, or reduction in amount receivable, shall be the result of the Bank's or the Bank's affiliated Obligor's reasonable allocation among all affected customers of the aggregate of such increases or reductions resulting from such event), then, within ten days after receipt by the Borrower of a certificate from the Bank containing the information described in this Section below which shall be delivered to the Borrower, the Borrower agrees from time to time to pay the Bank such additional amounts as shall be sufficient to compensate the Bank or any of the Bank's affiliates (for as long as such increased costs or reductions in amount receivable exist) for such increased costs or reductions in amount receivable which the Bank determines in the Bank's sole discretion are material. The certificate requesting compensation under this Section shall identify the regulatory change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amount of such additional cost or reduction in amount receivable and the way in which such amount has been calculated.

      9.14. COSTS AND ATTORNEYS' FEES. If the Bank retains an attorney in connection with any default or to collect, enforce or defend this Agreement, any of the Notes or any of the Loan Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if the Borrower sues the Bank in connection with this Agreement, any of the Notes or any of the Loan Documents and does not prevail, then the Borrower agree to pay to the Bank, in addition to principal and interest, all reasonable costs and expenses incurred by the Bank in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. To the extent not prohibited by applicable law, the Borrower will pay all costs and expenses and reimburse the Bank for any and all expenditures of every character incurred or expended from time to time, regardless of whether or not a default has occurred, in connection with (a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of this Agreement or any of the

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
other Loan Documents including, without limitation, legal, accounting, auditing, architectural engineering and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect this Agreement, any of the Notes or any of the other Loan Documents, (b) the Bank's evaluating, monitoring, administrating and protecting any Collateral now or hereafter securing payment of any part of the Indebtedness and (c) the Bank's creating, perfecting and realizing upon Payee's security interests in and liens on any Collateral, and all costs and expenses relating to the Bank's exercising any of its rights and remedies hereunder or under any other Loan Document or at law, including, without limitation, all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys' fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of any Collateral and all fees and expenses for any professional services relating to the Collateral or any operations conducted in connection with it; PROVIDED, that no right or option granted by the Borrower to the Bank or otherwise arising pursuant to any provision of this or any other instrument shall be deemed to impose or admit a duty on the Bank to supervise, monitor or control any aspect of the character or condition of the Collateral or any operations conducted in connection with it for the benefit of the Borrower or any other Person other than the Bank. The Borrower agrees to indemnify, defend and hold the Bank, its shareholders, directors, officers, agents and employees (collectively "INDEMNIFIED PARTIES") harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, attorneys' fees and amounts paid in settlement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from this note, any Loan Document or any transaction or event contemplated herein or therein (except that such indemnity shall not be paid to any Indemnified Party to the extent that such loss, etc. results from the gross negligence or willful misconduct of that Indemnified Party). Any amount to be paid under this Section by the Borrower to Payee shall be a demand obligation owing by such the Borrower to Payee and shall bear interest from the date of expenditure until paid at the Past Due Rate.

      9.15. GENDER. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

      9.16. JOINT AND SEVERAL OBLIGATIONS. The Borrower shall be jointly and severally liable for the payment and performance of the Indebtedness without regard to which the Borrower receives the proceeds hereof. The Borrower hereby acknowledges that it expects to derive economic advantage from each Loan.

      9.17. SEVERABILITY OF PROVISIONS. Any provision of this Agreement, any Note or any other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Note or such other documents or affecting the validity or enforceability of such provision in any other jurisdiction.

      9.18. ASSIGNMENT. The Bank shall have the absolute and unrestricted right to sell, assign, transfer, or grant participation in, all or any portion of the loans and any collateral, guaranties or other security relating thereto without the consent of the Borrower; provided, however, no such action on the part of the Bank shall have the effect of changing any of the Borrower's obligations hereunder without the written consent of the Borrower. The Bank shall give the Borrower written notice of any absolute assignment of any of the loans if the result thereof will be to cause the Borrower to deal directly with another financial institution which is not the successor in interest by merger to the Bank.

      9.19. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH THE BORROWER AND BANK ARE PARTIES ARISING OUT OF THIS AGREEMENT.

      9.20. AMENDED AND RESTATED LOAN AGREEMENT; WAIVER OF DEFAULTS. This Agreement amends and restates that certain Loan Agreement dated as of April 30, 1996, between the Bank and the Borrower, as the same has heretofore been amended (the "ORIGINAL LOAN AGREEMENT"), in its entirety. All liens securing the Original Loan Agreement are hereby ratified and confirmed as security for the Loans. Unless the provisions would otherwise require, any reference to "Loan Agreement" contained in any Loan Document shall be deemed to refer to this Agreement, as it may be amended, restated, modified and supplemented from time to time. The Bank hereby waives the occurrence of any Default or Event of Default (as those terms are defined in the Original Loan Agreement) which may or may not have occurred under the provisions of Section 6.7 of the Original Loan Agreement (the "Fixed Charge Coverage Ratio") prior to the date of this Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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
      IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                    HENLEY HEALTHCARE, INC., a Texas corporation

                                    By:/s/  MICHAEL M. BARBOUR
                                            MICHAEL M. BARBOUR, PRESIDENT


                                    COMERICA BANK-TEXAS, a Texas banking
                                    corporation



                                    By:   /s/  JAMES R. MCNUTT
                                               JAMES R. McNUTT, VICE PRESIDENT

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
EXHIBITS:
EXHIBIT A - Form of Security Agreement
EXHIBIT B - Revolving Note
EXHIBIT C - Term Note A
EXHIBIT D - Term Note B
EXHIBIT E - Officer's Certificate
EXHIBIT F - Subordination Agreement
EXHIBIT G - Compliance Certificate

SCHEDULES:
SCHEDULE I - Assumed Names SCHEDULE 5.4 - Actions, Suits or Proceedings SCHEDULE
5.6 - Existing Liens SCHEDULE 5.11 - Compliance With Laws SCHEDULE 5.12 - Indebtedness SCHEDULE 5.13 - Material Agreements SCHEDULE 5.17.2 - Location of Inventory

                                    -49-